Exhibit 10.1

EXTENSION AND AMENDMENT OF LEASE

           This Extension and Amendment of Lease (“Amendment”) is made as of this  31st  day of March, 2005, by and between ARE SARASOTA LIMITED PARTNERSHIP, a Pennsylvania Limited Partnership (“Landlord”), and TELTRONICS, INC., a Delaware Corporation (“Tenant”).

Recitals

    A.        Landlord and Tenant entered into that certain Lease (the “Lease”) dated August 28, 1990 for certain property and improvements located at 2150 Whitfield Way Sarasota, Florida 34243-9706 more particularly described on exhibit “A” attached hereto; and

    B.        Landlord and Tenant desire to extend the term of the Lease and modify certain other terms and provisions of the Lease.

          NOW THEREFORE, in consideration of TEN AND No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby acknowledge and agree as follows:

    1.        Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference as if fully set forth at length.

    2.        Term. The Lease Term provided in Section 2.02 of the Lease is hereby extended for sixty-six (66) months. The Lease Term, as extended hereby, shall expire on February 28, 2011 (the “Expiration Date”) unless sooner terminated pursuant to the terms of the Lease.

    3.        Renewal of Term. Section 2.03 of the Lease is hereby deleted in its entirety. Tenant shall have no right to renew or further extend the Lease Term.

    4.        Rent. Section 3.01 of the Lease is hereby modified to provide that commencing on the first (1st) day of the month (the “Initial Base Rent Adjustment Date”) following the date of this Amendment and continuing through the end of the Lease Term, “Base Rent” under the Lease shall mean the amount set forth below for the one year period beginning on the adjustment date indicated:

Adjustment Date	Amount

Initial Base Rent Adjustment Date	$ 360.000.00
First Anniversary of Initial Base Rent Adjustment Date	$ 370,800.00
Second Anniversary of Initial Base Rent Adjustment Date	$ 381,924.00
Third Anniversary of Initial Base Rent Adjustment Date	$ 393,382.00
Fourth Anniversary of Initial Base Rent Adjustment Date	$ 405,183.00

Base Rent for the remainder of the Lease Term commencing on the fifth (5th) anniversary of the Initial Base Rent Adjustment Date shall equal $417,339.00, multiplied by the number of months in the balance of the Lease Term through the Expiration Date, divided by twelve (12). Subject to Landlord’s right to accelerate the payment of rent as provided in the Lease, Base Rent for each year shall be payable in equal monthly installments in advance without demand, deduction or set-off on the first day of each month during the remainder of the Lease Term.

    5.        Security Deposit. Simultaneously with the execution of this Amendment, Tenant shall increase the security deposit paid under the Lease by depositing with Landlord an additional Eighty Thousand, Two Hundred Ninety One and No/100 Dollars ($80,291.00) for a total security deposit in the amount of One Hundred Twenty Thousand and No/100 Dollars ($120,000.00). The amount deposited by Tenant pursuant to the provision shall be subject to all terms, conditions and other provisions of the Lease governing the security deposit paid by Tenant thereunder.

    6.        Liability Insurance. Section 7.02 of the Lease is amended to add the words “, to the extent available” at the end of the third (3rd) sentence of said Section 7.02.

    7.        Surrender. Those portions of Section 14.01 (a) of the Lease set forth below are hereby amended as indicated.

    “(a)   Tenant shall upon the expiration or termination of this lease for any reason whatsoever, surrender and deliver to the landlord the buildings, structures and equipment then upon the premises, together with all alterations and replacements thereof on the premises, in good order, condition and repair, reasonable wear and tear excepted, in a “broom clean” condition, so as to render it in a condition that will allow the premises to be immediately released to another party intending to employ the Premises in a use similar to Tenant. In office areas, carpets shall be replaced if they were installed more than six years prior to the expiration or termination of this Lease as extended hereby. For carpets installed less than six years prior to the expiration or termination of this Lease as extended hereby such shall be replaced if they are a lesser quality than what reasonable wear and tear would cause on a six year old carpet. ... All asphalt lots shall be seal coated and re-striped if not done within the previous six years prior to the expiration or termination of this Lease as extended hereby....”

    8.        Purchase Option. Sections 15.01, 15.02 and 16.01 of the Lease are hereby deleted in their entirety. Tenant shall have no right to purchase the Premises or any portion thereof under the terms of the Lease or otherwise.

    9.        Termination of Guaranties. Section 17.10 of the Lease is hereby deleted in its entirety. The personal guaranties of the Lease by James H. Williams dated August 9, 1990 and Norman R. Dobiesz dated August 28, 1990 in favor of Landlord are hereby terminated and James H. Williams and Norman R. Dobiesz are hereby released from all further obligation and liability thereunder.

    10.        Waiver and Release of Landlord. Tenant acknowledges and agrees that (i) Landlord has fully performed all of its obligations arising under the Lease through the date of execution of this Amendment (including, without limitation, all obligations to provide tenant improvements or signage, if any), (ii) Tenant has no claims against Landlord or offsets against payment and performance of any of Tenant’s obligations or liabilities under the Lease through the date of execution of this Amendment, (iii) Tenant has no claim for reimbursement of any sums heretofore paid to Landlord, or for any other matters whatsoever in any way arising from or growing out of the Lease through the date of execution of this Amendment, (iv) Tenant hereby waives, releases and relinquishes any such claims and offsets whatsoever arising from or growing out of the Lease and/or any actions of Landlord through the date of the execution of this Amendment, and (v) no amendment, modification or change to the Lease herein provided shall waive, relinquish or otherwise affect any claim or right of the Landlord under the Lease for any act or omission by Tenant or other matter before the date of execution of this Amendment. .

    11.        Memorandum of Lease. The parties hereby agree to terminate that certain short form lease and/or memorandum thereof recorded in Official Records Book 1308, page 1691 of the Public Records of Manatee County, Florida together with all other recorded documents or instruments, if any, reflecting the leasehold interest created by the Lease and/or any renewal options, purchase options or other rights or interests created or granted thereby or otherwise. Tenant agrees to execute and deliver to Landlord a written termination of the aforesaid short form lease and other interests in recordable form and otherwise in form and substance required by Landlord in Landlord’s discretion within five (5) days after written request therefore by Landlord.

    12.        Governing Law. This Amendment shall be construed, interpreted, enforced and governed by the laws of the State of Florida.

    13.        Counterparts. This Amendment may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original and together shall constitute a single instrument.

    14.        Invalidity or Unenforceability. Any provision of this Amendment, which is deemed unenforceable by any court of competent jurisdiction, shall be given its nearest legal meaning, and the remaining terms of this Amendment shall continue to bind the parties. The terms and conditions of this Amendment are the product of mutual draftsmanship by both parties, and any ambiguities in this Amendment shall not be construed against any of the parties because of draftsmanship.

    15.        Brokers. Tenant represents and warrants to Landlord that no broker, salesman, or finder has been involved with the procurement or execution of this Amendment, and agrees to indemnify, defend and hold harmless Landlord from and against any and all loss, costs, damage and expense (including reasonable attorneys’ fees and court costs) which Landlord may suffer or incur by reason of any broker, salesman or finder making a claim for a commission or fee in connection with this Amendment.

    16.        Attorneys’ Fees. In the event of any litigation arising in connection with this Amendment, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and court costs, including all trial, appellate and bankruptcy proceedings.

    17.        Integration. This Amendment constitutes the entire understanding and agreement between the parties with regard to the subject matter hereof, and supercedes all prior communications, whether oral or written. All prior negotiations and communications are merged into the terms of this Amendment. The parties agree that, except as set forth herein, Landlord has made no other promises, agreements or representations in connection with the execution and delivery of this Amendment.

    18.        Conflicts and Construction. Capitalized terms used in this Amendment shall have the meaning ascribed to them in the Lease unless otherwise defined herein. Headings contained in this Amendment have been incorporated for reference only and shall not be used to interpret or construe the content of this Amendment. In the event of any conflict or inconsistency between and term or provision of this Amendment and any term or provision of the Lease, the terms and provisions of this Amendment shall govern and control.

    19.        Incorporation and Ratification. This Amendment is incorporated into and made a part of the Lease. Any breach or default under this Amendment shall constitute an Event of Default under the Lease. The Lease, as modified and amended hereby, remains in full force and effect and is hereby ratified and confirmed.

    20.        Waiver of Jury Trial. LANDLORD AND TENANT HEREBY KNOWLING, INTENTIONALLY, VOUNTARILY AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN REPSECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON THIS AMENDMENT OR THE LEASE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR THE LEASE, OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH OR WITH THE LEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY IN CONNECTION HEREWITH OR WITH THE LEASE.

[REMAINDER OF PAGE INTENTIONALLY BLANK.SIGNATURES
ON FOLLOWING PAGE.]

           IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

WITTNESSES:

/S/ KRISTIE MORAN
——————————————
Print name: Kristie Moran

/S/ BETH DLUGOKIENSKI
——————————————
Print name: Beth Dlugokienski

/S/ THERESA ANN SMITH
——————————————
Print name: Theresa Ann Smith	LANDLORD:

ARE SARASOTA LIMITED PARTNERSHIP, a
Pennsylvania limited partnership

BY:  BH, LLC, an Illinois limited liability
     Company, its sole General Partner

BY:  /S/ JOHN HORRIGAN
——————————————
JOHN HORRIGAN, MEMBER

BY:  /S/ ROBERT BASILE
——————————————
ROBERT BASILE, MEMBER

WITNESSES: /S/ SUSAN D. MASLANKA —————————————— Print name: Susan D. Maslanka	TENANT TELTRONICS, INC., a Delaware corporation BY: /S/ EWEN CAMERON —————————————— EWEN CAMERON, as President

Exhibit “A”

LEGAL DESCRPTION

Lots 35, 36 and 37, Block A, WHITFIELD INDUSTRIAL PARK, Second Addition, as per Plat thereof recorded in Plat Book 18. Pages 58 through 62, inclusive, of the Public Records of Manatee County, Florida,

Together with a non-exclusive easement appurtenant to the foregoing lots for the purpose of drainage, in and to the Drainage Easement through Lot A, Block A, WHITFIELD INDUSTRIAL PARK, Second Addition, as shown on the Plat thereof recorded in Plat Book 18, Page 58, of the Public Records of Manatee County, Florida.

JOINDER

           The undersigned, for and in consideration of the Extension and Amendment of Lease (“Amendment”) by and between ARE SARASOTA LIMITED PARTNERSHIP, a Pennsylvania Limited Partnership (“Landlord”), and TELTRONICS, INC., a Delaware Corporation (“Tenant”) concerning that certain lease between Landlord and Tenant dated August 28, 1990, and the termination of guaranties provided in the Amendment, joins with Tenant in the Amendment for purposes of Section 10 thereof, and hereby agrees to be bound thereby..

By: /S/ NORMAN R. DOBIESZ —————————————— Name: Norman R. Dobiesz